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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-180052 on Form S-8 of our reports dated March 7, 2013, relating to the consolidated and combined financial statements and financial statement schedule of Rouse Properties, Inc. and the effectiveness of Rouse Properties, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rouse Properties, Inc. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP
New York, NY
March 7, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM